Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD QUARTER 2013 FINANCIAL RESULTS

Company Raises 2013 Net Revenues and EPS Outlook

Santa Monica, CA – November 6, 2013 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter of 2013.

	Third Quarter			Nine Months
(in millions, except EPS)	2013	Prior Outlook*	2012	2013	2012
GAAP
Net Revenues	$691	$635	$841	$3,065	$3,088
EPS	$0.05	$0.03	$0.20	$0.73	$0.70
Non-GAAP
Net Revenues	$657	$585	$751	$2,070	$2,393
EPS	$0.08	$0.03	$0.15	$0.33	$0.40

*Prior Outlook was provided by the company in its August 1, 2013 earnings release

For the third quarter, which ended September 30, 2013, the company delivered GAAP net revenues of $691 million, as compared with $841 million for the third quarter of 2012.   On a non-GAAP basis, the company’s net revenues were $657 million, as compared with $751 million for the third quarter of 2012.  GAAP net revenues from digital channels were $409 million and represented a third-quarter record 59% of the company’s total net revenues.  On a non-GAAP basis, net revenues from digital channels were $399 million and represented 61% of the quarter’s total net revenues.

For the third quarter of 2013, Activision Blizzard delivered GAAP earnings per diluted share of $0.05, as compared with $0.20 for the third quarter of 2012.  On a non-GAAP basis, the company delivered earnings per diluted share of $0.08, as compared with $0.15 for the third quarter of 2012.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “Our third-quarter results exceeded our expectations, and we are able to raise our outlook for 2013 net revenues and earnings per share. Robust continued engagement with our core franchises drove digital revenue, which constituted a majority of all revenue. This quarter demonstrates that games like Call of Duty and World of Warcraft engage and entertain our fans year round.”

Kotick added, “We recently released new titles in two of the most popular franchises in entertainment, Call of Duty: Ghosts and Skylanders SWAP Force. We are thrilled by the quality of those games and we are excited to show what we can do with them on next-generation consoles in the coming weeks. We are also in the process of a beta launch for our first major free-to-play game, Hearthstone: Heroes of Warcraft. However, we continue to believe that the fourth quarter this year presents a unique and challenging landscape due to increased competition and uncertainties surrounding the console transition. We are confident in our ability to navigate these challenges successfully, particularly in light of the recent completion of our transaction with Vivendi and the focus and flexibility provided by our return to independence.”

Selected Business Highlights

•                 Year to date, in both North America and Europe Activision Publishing had two of the top-five best-selling games with Skylanders Giants™ and Call of Duty: Black Ops II.¹

•                 In both North America and Europe, Activision Publishing’s  Skylanders Giants was the #1 best-selling kids console and hand-held game overall in  dollars for the first nine months of 2013.¹

•                 As of September 30, 2013, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with approximately 7.6 million subscribers.²

•                 In North America, Blizzard Entertainment’s StarCraft® II: Heart of the Swarm® was the #1 PC game for the first nine months of 2013.³

•                 On September 19, 2013, the company issued $2.25 billion of long-term debt, consisting of $1.5 billion of 5.625% senior notes due 2021 and $750 million of 6.125% senior notes due 2023.

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

•                 On October 11, 2013 the company borrowed approximately $2.5 billion under a seven-year secured term loan facility.  The company now has a total of $4.75 billion in debt at a weighted average interest rate below 5%.

•                 On October, 11, 2013, Activision Blizzard, Inc. completed its previously announced acquisition of approximately 429 million company shares and certain tax attributes from Vivendi for approximately $5.83 billion, or $13.60 per share, in cash. ASAC II LP, an investment vehicle led by Activision Blizzard CEO Bobby Kotick and Chairman Brian Kelly, has also completed its purchase of approximately 172 million company shares from Vivendi for approximately $2.34 billion in cash, or $13.60 per share, in a separate transaction.  As a result of the transactions, Activision Blizzard is an independent company with a majority of its shares owned by public shareholders.  Vivendi has retained a stake of approximately 83 million shares, or approximately 12% of the company’s outstanding shares.

Company Outlook

During October, Activision Publishing released several new titles including:  Skylanders SWAP Force™ on October 13, 2013; Cabela’s® African Safari, and Wipeout™ Crash and Burn on October 15, 2013; SpongeBob SquarePants™: Plankton’s Robotic Revenge and Teenage Mutant Ninja Turtles™ on October 22, 2013; and Angry Birds™ Star Wars® on October 29, 2013.

On November 5, 2013, Activision Publishing released its highly anticipated game, Call of Duty: Ghosts, the next generation of Call of Duty and a stunning leap forward for the franchise.

As the repurchase transaction with Vivendi did not close on or before September 30, 2013 as previously expected, Activision Blizzard’s weighted average fully diluted share count is now expected to be 1.06 billion for the calendar year, and to be 785 million for the fourth quarter.

Activision Blizzard is raising its outlook for calendar year 2013 from the estimates it provided on August 1, 2013, as follows:

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

(Amounts in millions, except share data)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook
CY 2013
Net Revenues	$4,320	$4,310	$4,285	$4,250
EPS	$0.83	$0.80 – 0.82	$0.89	$0.85 – 0.87
Fully diluted shares**	1,060	1,050	1,060	1,050

Q4 2013
Net Revenues	$1,255	$1,300	$2,215	$2,252
EPS	$0.05	$0.01 – 0.04	$0.72	$0.76 – 0.79
Fully diluted shares**	785	743	785	743

*Prior outlook was provided by the company in its August 1, 2013 earnings release. This prior outlook assumed the transaction and its related financial impact (including interest expense from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commenced on September 30, 2013.  ** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis. Prior outlook assumed the repurchase transaction was closed on September 30, 2013.  The actual completion of the repurchase transaction was on October 11, 2013.  This results in higher fully diluted shares outstanding and lower non-GAAP EPS by $0.01 and $0.04 (no impact to GAAP EPS) in the current outlook than prior outlook for the calendar year and fourth quarter, respectively.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended September 30, 2013 and management’s outlook for the remainder of the calendar year.

The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 800 768 6544 in the U.S. with passcode 7807006.

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

About Activision Blizzard

Activision Blizzard, Inc. is the world’s largest and most profitable independent interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Skylanders, World of Warcraft, StarCraft® and Diablo.

Headquartered in Santa Monica California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

¹ According to The NPD Group and GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

² According to Activision Blizzard internal estimates

³ According to The NPD Group

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and related debt financings; and

•                  the income tax adjustments associated with any of the above items.

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties. Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.

Activision Blizzard Announces Better-Than-Expected Q3 2013 Results

Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action, “toys to life” and massively multiplayer online games and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the ongoing console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the recently completed transactions with Vivendi may not materialize as expected, the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K, as amended and our quarterly report on Form 10-Q for the quarter ended September 30, 2013.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net revenues:
Product sales	$332	$536	$2,049	$2,208
Subscription, licensing and other revenues [1]	359	305	1,016	880
Total net revenues	691	841	3,065	3,088

Costs and expenses:
Cost of sales - product costs	111	146	551	633
Cost of sales - online subscriptions	43	62	154	201
Cost of sales - software royalties and amortization	16	19	116	107
Cost of sales - intellectual property licenses	5	10	56	37
Product development	140	125	387	384
Sales and marketing	144	131	367	346
General and administrative	162	121	347	413
Total costs and expenses	621	614	1,978	2,121
Operating income	70	227	1,087	967
Interest and other investment income (expense), net	(4)	1	(1)	4
Income before income tax expense	66	228	1,086	971
Income tax expense	10	2	249	176
Net income	$56	$226	$837	$795

Basic earnings per common share [2]	$0.05	$0.20	$0.73	$0.70
Weighted average common shares outstanding	1,122	1,109	1,118	1,113

Diluted earnings per common share [2]	$0.05	$0.20	$0.73	$0.70
Weighted average common shares outstanding assuming dilution	1,134	1,114	1,127	1,118

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 24 million and 25 million for the three and nine months ended September 30, 2013, respectively. We had, on a weighted-average basis, participating securities of approximately 27 million and 23 million for the three and nine months ended September 30, 2012, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $55 million and $819 million for the three and nine months ended September 30, 2013 as compared to the total net income of $56 million and $837 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $221 million and $779 million for the three and nine months ended September 30, 2012 as compared to total net income of $226 million and $795 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,444	$3,959
Cash in escrow [1]	2,282	---
Short-term investments	95	416
Accounts receivable, net	205	707
Inventories, net	313	209
Software development	347	164
Intellectual property licenses	12	11
Deferred income taxes, net	341	487
Other current assets	212	321
Total current assets	8,251	6,274
Long-term investments	9	8
Software development	54	129
Intellectual property licenses	---	30
Property and equipment, net	139	141
Other assets	18	11
Intangible assets, net	58	68
Trademark and trade names	433	433
Goodwill	7,098	7,106
Total assets	$16,060	$14,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$286	$343
Deferred revenues	641	1,657
Accrued expenses and other liabilities	506	652
Total current liabilities	1,433	2,652
Long-term debt, net	2,211	---
Deferred income taxes, net	71	25
Other liabilities	206	206
Total liabilities	3,921	2,883
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,608	9,450
Retained earnings	2,513	1,893
Accumulated other comprehensive income (loss)	18	(26)
Total shareholders’ equity	12,139	11,317
Total liabilities and shareholders’ equity	$16,060	$14,200

1 Cash in escrow represents the deposit of the par value of the 5.625% unsecured senior notes due September 2021 and the 6.125% unsecured senior notes due September 2023 and related interest through December 18, 2013 pending the close of the Purchase Transaction. On October 11, 2013, the Cash in Escrow was released and used to fund the completion of the Purchase Transaction. For more details, refer to the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2013.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$691	$111	$43	$16	$5	$140	$144	$162	$621
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(34)	1	-	(3)	-	-	-	-	(2)
Less: Stock-based compensation	(b)	-	-	-	(1)	-	(9)	(2)	(13)	(25)
Less: Amortization of intangible assets	(c)	-	-	-	-	(3)	-	-	-	(3)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(62)	(62)
Non-GAAP Measurement		$657	$112	$43	$12	$2	$131	$142	$87	$529

Three months ended September 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$70	$56	$0.05	$0.05
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(32)	(23)	(0.02)	(0.02)
Less: Stock-based compensation	(b)	25	16	0.01	0.01
Less: Amortization of intangible assets	(c)	3	2	-	-
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	62	39	0.03	0.03
Non-GAAP Measurement		$128	$90	$0.08	$0.08

Nine months ended September 30, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$3,065	$551	$154	$116	$56	$387	$367	$347	$1,978
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(995)	(191)	-	(62)	(4)	-	-	-	(257)
Less: Stock-based compensation	(b)	-	-	-	(10)	-	(23)	(5)	(38)	(76)
Less: Amortization of intangible assets	(c)	-	-	-	-	(8)	-	-	-	(8)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(62)	(62)
Non-GAAP Measurement		$2,070	$360	$154	$44	$44	$364	$362	$247	$1,575

Nine months ended September 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,087	$837	$0.73	$0.73
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(738)	(550)	(0.48)	(0.48)
Less: Stock-based compensation	(b)	76	48	0.04	0.04
Less: Amortization of intangible assets	(c)	8	5	-	-
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	62	39	0.03	0.03
Non-GAAP Measurement		$495	$379	$0.33	$0.33

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $88 million and $370 million for the three and nine months ended September 30, 2013 as compared to the total non-GAAP net income of $90 million and $379 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$841	$146	$62	$19	$10	$125	$131	$121	$614
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(90)	(5)	-	23	2	-	-	-	20
Less: Stock-based compensation	(b)	-	-	-	(1)	-	(5)	(2)	(26)	(34)
Less: Amortization of intangible assets	(c)	-	-	-	-	(3)	-	-	-	(3)
Non-GAAP Measurement		$751	$141	$62	$41	$9	$120	$129	$95	$597

Three months ended September 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$227	$226	$0.20	$0.20
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(110)	(83)	(0.07)	(0.07)
Less: Stock-based compensation	(b)	34	23	0.02	0.02
Less: Amortization of intangible assets	(c)	3	2	-	-
Non-GAAP Measurement		$154	$168	$0.15	$0.15

Nine months ended September 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$3,088	$633	$201	$107	$37	$384	$346	$413	$2,121
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(695)	(186)	-	5	-	-	-	-	(181)
Less: Stock-based compensation	(b)	-	-	-	(6)	-	(14)	(5)	(60)	(85)
Less: Amortization of intangible assets	(c)	-	-	-	-	(7)	-	-	-	(7)
Non-GAAP Measurement		$2,393	$447	$201	$106	$30	$370	$341	$353	$1,848

Nine months ended September 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$967	$795	$0.70	$0.70
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(514)	(401)	(0.35)	(0.35)
Less: Stock-based compensation	(b)	85	60	0.05	0.05
Less: Amortization of intangible assets	(c)	7	5	-	-
Non-GAAP Measurement		$545	$459	$0.40	$0.40

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $164 million and $449 million for the three and nine months ended September 30, 2012 as compared to total non-GAAP net income of $168 million and $459 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Nine Months Ended September 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$226	33%	$357	42%	$(131)	(37)%
Digital online channels[1]	409	59	430	51	(21)	(5)
Total Activision and Blizzard	635	92	787	94	(152)	(19)

Distribution	56	8	54	6	2	4
Total consolidated GAAP net revenues	691	100	841	100	(150)	(18)

Change in Deferred Revenues[2]
Retail channels	(24)		(87)
Digital online channels[1]	(10)		(3)
Total changes in deferred revenues	(34)		(90)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	202	31	270	36	(68)	(25)
Digital online channels[1]	399	61	427	57	(28)	(7)
Total Activision and Blizzard	601	91	697	93	(96)	(14)

Distribution	56	9	54	7	2	4
Total non-GAAP net revenues[3]	$657	100%	$751	100%	$(94)	(13)%

	Nine Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,748	57%	$1,837	59%	$(89)	(5)%
Digital online channels[1]	1,174	38	1,085	35	89	8
Total Activision and Blizzard	2,922	95	2,922	95	---	---

Distribution	143	5	166	5	(23)	(14)
Total consolidated GAAP net revenues	3,065	100	3,088	100	(23)	(1)

Change in Deferred Revenues[2]
Retail channels	(1,033)		(832)
Digital online channels[1]	38		137
Total changes in deferred revenues	(995)		(695)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	715	35	1,005	42	(290)	(29)
Digital online channels[1]	1,212	59	1,222	51	(10)	(1)
Total Activision and Blizzard	1,927	93	2,227	93	(300)	(13)

Distribution	143	7	166	7	(23)	(14)
Total non-GAAP net revenues[3]	$2,070	100%	$2,393	100%	$(323)	(13)%

1 Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended September 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	$205	30%	$226	27%	$(21)	(9)%
PC	79	11	272	32	(193)	(71)
Sony PlayStation 3	119	17	81	10	38	47
Microsoft Xbox 360	160	23	121	14	39	32
Nintendo Wii and Wii U	17	2	25	3	(8)	(32)
Total console[2]	296	43	227	27	69	30
Other[5]	55	8	62	7	(7)	(11)
Total Activision and Blizzard	635	92	787	94	(152)	(19)

Distribution:
Total Distribution	56	8	54	6	2	4
Total consolidated GAAP net revenues	691	100	841	100	(150)	(18)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online subscriptions[1]	(24)		119
PC	(38)		(165)
Sony PlayStation 3	15		(12)
Microsoft Xbox 360	16		(30)
Nintendo Wii and Wii U	(3)		(2)
Total console[2]	28		(44)
Other[5]	---		---
Total changes in deferred revenues	(34)		(90)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	181	28	345	46	(164)	(48)
PC	41	6	107	14	(66)	(62)
Sony PlayStation 3	134	20	69	9	65	94
Microsoft Xbox 360	176	27	91	12	85	93
Nintendo Wii and Wii U	14	2	23	3	(9)	(39)
Total console[2]	324	49	183	24	141	77
Other[5]	55	8	62	8	(7)	(11)
Total Activision and Blizzard	601	91	697	93	(96)	(14)

Distribution:
Total Distribution	56	9	54	7	2	4
Total non-GAAP net revenues[4]	$657	100%	$751	100%	$(94)	(13)%

1 Revenues from online subscriptions consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2013 and 2012

(Amounts in millions)

	Nine Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	$714	23%	$701	23%	$13	2%
PC	274	9	471	15	(197)	(42)
Sony PlayStation 3	727	24	617	20	110	18
Microsoft Xbox 360	849	28	705	23	144	20
Nintendo Wii and Wii U	58	2	108	3	(50)	(46)
Total console[2]	1,634	53	1,430	46	204	14
Other[5]	300	10	320	10	(20)	(6)
Total Activision and Blizzard	2,922	95	2,922	95	---	---

Distribution:
Total Distribution	143	5	166	5	(23)	(14)
Total consolidated GAAP net revenues	3,065	100	3,088	100	(23)	(1)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online subscriptions[1]	(110)		92
PC	(67)		126
Sony PlayStation 3	(400)		(412)
Microsoft Xbox 360	(405)		(469)
Nintendo Wii and Wii U	(13)		(27)
Total console[2]	(818)		(908)
Other[5]	---		(5)
Total changes in deferred revenues	(995)		(695)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	604	29	793	33	(189)	(24)
PC	207	10	597	25	(390)	(65)
Sony PlayStation 3	327	16	205	9	122	60
Microsoft Xbox 360	444	21	236	10	208	88
Nintendo Wii and Wii U	45	2	81	3	(36)	(44)
Total console[2]	816	39	522	22	294	56
Other[5]	300	14	315	13	(15)	(5)
Total Activision and Blizzard	1,927	93	2,227	93	(300)	(13)

Distribution:
Total Distribution	143	7	166	7	(23)	(14)
Total non-GAAP net revenues[4]	$2,070	100%	$2,393	100%	$(323)	(13)%

1 Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenue from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$344	50%	$403	48%	$(59)	(15)%
Europe	290	42	333	40	(43)	(13)
Asia Pacific	57	8	105	12	(48)	(46)
Total consolidated GAAP net revenues	691	100	841	100	(150)	(18)

Change in Deferred Revenues[1]
North America	(2)		(49)
Europe	(24)		(9)
Asia Pacific	(8)		(32)
Total changes in net revenues	(34)		(90)

Non-GAAP Net Revenues by Geographic Region
North America	342	52	354	47	(12)	(3)
Europe	266	40	324	43	(58)	(18)
Asia Pacific	49	7	73	10	(24)	(33)
Total non-GAAP net revenues[2]	$657	100%	$751	100%	$(94)	(13)%

	Nine Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,643	54%	$1,567	51%	$76	5%
Europe	1,180	38	1,220	40	(40)	(3)
Asia Pacific	242	8	301	10	(59)	(20)
Total consolidated GAAP net revenues	3,065	100	3,088	100	(23)	(1)

Change in Deferred Revenues[1]
North America	(564)		(459)
Europe	(355)		(243)
Asia Pacific	(76)		7
Total changes in net revenues	(995)		(695)

Non-GAAP Net Revenues by Geographic Region
North America	1,079	52	1,108	46	(29)	(3)
Europe	825	40	977	41	(152)	(16)
Asia Pacific	166	8	308	13	(142)	(46)
Total non-GAAP net revenues[2]	$2,070	100%	$2,393	100%	$(323)	(13)%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three And Nine Months Ended September 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$319	46%	$283	34%	$36	13%
Blizzard[2]	282	41	414	49	(132)	(32)
Distribution[3]	56	8	54	6	2	4
Operating segment total	657	95	751	89	(94)	(13)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	34	5	90	11
Consolidated net revenues	$691	100%	$841	100%	$(150)	(18)%

Segment income from operations:
Activision[1]	$41		$(14)		$55	NM %
Blizzard[2]	88		168		(80)	(48)
Distribution[3]	(1)		---		(1)	---
Operating segment total	128		154		(26)	(17)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	32		110
Stock-based compensation expense	(25)		(34)
Amortization of intangible assets	(3)		(3)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(62)		---
Consolidated operating income	70		227		(157)	(69)
Interest and other investment income (expense), net	(4)		1
Consolidated income before income tax expense	$66		$228		$(162)	(71)%

Operating margin from total operating segments	19%		21%

	Nine Months Ended
	September 30, 2013		September 30, 2012		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$1,090	36%	$928	30%	$162	17%
Blizzard[2]	837	27	1,299	42	(462)	(36)
Distribution[3]	143	5	166	5	(23)	(14)
Operating segment total	2,070	68	2,393	77	(323)	(13)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	995	32	695	23
Consolidated net revenues	$3,065	100%	$3,088	100%	$(23)	(1)%

Segment income from operations:
Activision[1]	$214		$(84)		$298	NM%
Blizzard[2]	282		629		(347)	(55)
Distribution[3]	(1)		---		(1)	---
Operating segment total	495		545		(50)	(9)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	738		514
Stock-based compensation expense	(76)		(85)
Amortization of intangible assets	(8)		(7)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(62)		---
Consolidated operating income	1,087		967		120	12
Interest and other investment income (expense), net	(1)		4
Consolidated income before income tax expense	$1,086		$971		$115	12%

Operating margin from total operating segments	24%		23%

1 Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

2 Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

3 Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

4 Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

5 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Trailing Twelve Months Ending September 30, 2013

EBITDA

(Amounts in millions)

					Trailing Twelve
					Months Ending
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013

GAAP Net Income (Loss)	$354	$456	$324	$56	$1,190
Interest (Income) / Expense, net	(1)	(2)	---	4	1
Provision (Benefit) for income taxes	133	133	106	10	382
Depreciation and amortization	51	24	23	21	119
EBITDA	537	611	453	91	1,692

Deferral of net revenues and related cost of sales (a)	607	(369)	(338)	(32)	(132)
Stock-based compensation expense (b)	40	26	24	25	115
Fees and other expenses related to the Purchase Transaction and related debt financings (c)	---	---	---	62	62
Other (d)	(1)	---	---	---	(1)
Adjusted EBITDA	$1,183	$268	$139	$146	$1,736

(a)      Reflects the net change in deferred net revenues and related cost of sales.

(b)     Includes expense related to stock-based compensation.

(c)      Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

(d)     Includes other income and expense related to the currency derivative contracts and changes in fair value of a financial liability.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Quarter and Year Ending December 31, 2013

On a Post-transaction, as reported 1 and Pro-forma 2 Basis

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Post-transaction, as reported [1]
		Outlook for	Outlook for	Pro-forma [2] for
		Three Months Ending	Year Ending	Year Ending
		December 31, 2013	December 31, 2013	December 31, 2013

Net Revenues (GAAP)		$1,255	$4,320	$4,320

Excluding the impact of:
Change in deferred net revenues	(a)	960	(35)	(35)

Non-GAAP Net Revenues		$2,215	$4,285	$4,285

Earnings Per Diluted Share (GAAP)		$0.05	$0.83	$1.06

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.61	(0.07)	(0.10)
Stock-based compensation	(c)	0.03	0.07	0.10
Amortization of intangible assets	(d)	0.01	0.02	0.02
Fees and other expenses related to the Purchase Transaction and
related debt financings	(e)	0.01	0.05	0.07

Non-GAAP Earnings Per Diluted Share		$0.72	$0.89	$1.16

Fully Diluted Weighted Average Shares (in millions) [3]		785	1,060	727

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

(e) Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

1 Post-transaction, as reported, presents the transaction and its related financial impact (including interest expense from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commencing on October 11, 2013.

2 Pro-forma assumes the transaction and its related financial impact (including interest expense from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commencing on January 1, 2013.

3 Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.